EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

•	China DRTV, Inc., incorporated in the British Virgin Islands

•	Smooth Profit Limited, incorporated in the British Virgin Islands

•	Bright Rainbow Investments Limited, incorporated in the Hong Kong Special Administrative Region of People’s Republic of China

•	MK AND T Communications Limited, incorporated in the Hong Kong Special Administrative Region of People’s Republic of China

•	Acorn Information Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Acorn International Electronic Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Acorn Trade (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Acorn Trade Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Acorn Youngleda Oxygen Generating Co., Ltd., incorporated in the People’s Republic of China

•	Beijing HJZX Software Technology Development Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Advertising Broadcasting Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Enterprise Management Consulting Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Network Technology Development Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai HJX Digital Technology Co., Ltd., incorporated in the People’s Republic of China

•	Yiyang Yukang Communication Equipment Co., Ltd., incorporated in the People’s Republic of China

•	Zhuhai Acorn Electronic Technology Co., Ltd., incorporated in the People’s Republic of China

•	Zhongshan Meijin Digital Technology Co., Ltd., incorporated in the People’s Republic of China

•	Zhuhai Sunrana Bio-tech Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn HJX Software Technology Development Co., Ltd, incorporated in the People’s Republic of China

•	Wuxi Acorn Enterprise Management Consulting Co., Ltd, incorporated in the People’s Republic of China